TERMINATION AGREEMENT

            THIS TERMINATION AGREEMENT dated as of June 30, 1997 by and among Donald F. Gayhardt, Jr., a resident of the Commonwealth of Pennsylvania ("Employee"), DFG Holdings, Inc., a Delaware corporation ("Holdings"), and Dollar Financial Group, Inc., a New York corporation ("DFGI"; together with Holdings, the "Employer").

            WHEREAS, Employer and Employee are parties to a certain employment agreement dated as of August 8, 1996 (the "Employment Agreement");

            WHEREAS, Employee desires to terminate his employment with Employer; and

            WHEREAS, Employee and Employer desire to set forth the terms and conditions agreed by the parties in connection with such termination.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

           1. Termination of Employment. Employee's employment with Employer shall terminate effective June 30, 1997 (the "Termination Date"). The parties' respective obligations under the Employment Agreement (other than as set forth herein) shall terminate as of such date; provided, that the provisions of
Section 10, Section 11, Section 13, Section 14, Section 15 and Section 16 of the Employment Agreement shall remain in full force and effect pursuant to their respective terms. Employer shall continue to pay Employee's base salary as currently in effect for all work through and including June 30, 1997 in accordance with the current payroll practices of Employer.

                  Employee hereby resigns all of his positions as a director and/or officer of Holdings, DFGI and each other entity listed on Schedule 1 attached hereto, effective June 30, 1997.

           2. Incentive Compensation. Notwithstanding the terms of any provision set forth in the Employment Agreement, Employer's sole obligation to Employee regarding the payment of incentive compensation pursuant to Section 5 of the Employment Agreement shall be to pay to Employee an amount of $96,000 on or prior to the date sixty (60) days from the Termination Date.

           3. Consulting Agreement. Employer hereby agrees to retain Employee, and Employee hereby agrees to serve, as a consultant to Employer to work on projects specified by senior management of Employer. Employee agrees to provide consulting services for not less than one full work day per week for a period of six (6) months after the Termination Date. In consideration of such services, Employer agrees to pay Employee an amount of $5,000 per month (subject to withholding of applicable federal, state and local taxes and FICA and FUTA contributions), payable on the last day of each month, and to reimburse Employee for all reasonable, documented, out-of-pocket expenses incurred by Employee in the course of performing such consulting services.

           4. Options. Notwithstanding the provisions of Section 6 of the Employment Agreement, Employer and Employee hereby agree as follows:

                  (a) Holdings hereby acknowledges and agrees that as of June 30, 1997, Employee holds Options (as defined in the Employment Agreement) to purchase 875 shares of common stock, without par value ("Common Stock"), of Holdings and all such Options are fully vested and exercisable. Holdings hereby further agrees and acknowledges that, notwithstanding anything contained in
Section 6.D. of the Employment Agreement, the number of shares of Common Stock subject to Options has not been and shall not be reduced by reason of such
Section 6.D. Employer consents to, and hereby waives any restrictions contained in the Employment Agreement relating to, the sale of all of such Options to General Electric Capital Corporation, a New York corporation and a shareholder of Holdings ("GE Capital") for an aggregate consideration of $525,000 pursuant to the Stock Purchase Agreement dated as of June 30, 1997 between GE Capital, Employee, Agnes Gayhardt and Holdings (the "Stock Purchase Agreement"). Holdings hereby acknowledges the intent of GE Capital to exercise the Options immediately upon such purchase.

                  (b) Employee and Holdings hereby acknowledge and agree that, as of June 30, 1997, the Additional Options (as defined in the Employment Agreement) shall be canceled and void and of no further force or effect.

                  (c) Employee and Holdings hereby agree that as of June 30, 1997, with respect to the Supplemental Options (as defined in the Employment Agreement), all Supplemental Options, other than Supplemental Options to acquire 150 shares of Common Stock, shall be canceled and void and have no further force or effect. The Supplemental Options to purchase 150 shares of Common Stock (the "Retained Supplemental Options") which shall remain outstanding, shall be exercisable in the event that Weiss, Peck & Greer has realized an internal rate of return of thirty-five percent (35%) or greater in its equity investment in Employer made concurrent with the execution of the Employment Agreement. The Retained Supplemental Options shall have a term of ten (10) years from August 8, 1996. All shares of Common Stock issuable upon the exercise of the Retained Supplemental Options shall be subject to the terms of the Amended and Restated Shareholders Agreement dated as of August 8, 1996, by and among Holdings, DFGI, Employee, GE Capital, and the other shareholders of Holdings and other parties signatory thereto, as amended (the "Shareholders Agreement"). Employee further acknowledges and agrees that, after the date hereof, Employee shall no longer be deemed to be a "Management Shareholder" under the Shareholders Agreement. The Retained Supplemental Options shall remain personal to the Employee and are non-transferable, except that upon the Employee's death, the Retained Supplemental Options shall be transferable to his personal representative.

Employer shall not be obligated to make an Option Loan (as defined in the Employment Agreement) with respect to the exercise of the Retained Supplemental Options. The provisions of Paragraph 6.F. of the Employment Agreement shall apply to the Retained Supplemental Options.

           5.     General Release.

                  (a) In consideration for Employer's payments set forth above in Paragraphs 2 and 3 and Employer's agreements in Paragraph 4, and for GE Capital executing and performing the transactions contemplated by the Stock Purchase Agreement, Employee agrees, intending to be legally bound, to release and forever discharge Holdings, DFGI and each of their past, present and future officers, directors, attorneys, employees, partners, shareholders, owners and agents, and their respective successors and assigns (collectively, "Employer Releasees"), jointly and severally, from any and all actions, complaints, charges, causes of action, lawsuits or claims of any kind (collectively "Claims"), known or unknown, which Employee, his heirs, agents, successors or assigns ever had, now have or hereafter may have, against Employer Releasees arising out of any matter, occurrence or event existing or occurring prior to the execution hereof, including, without limitation: any claims relating to or arising out of Employee's employment with and/or the termination of employment with Employer; any claims for unpaid or withheld wages, severance, benefits, bonuses, commissions and/or other compensation of any kind; any claims for attorneys' fees, costs or expenses; any claims arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); any claims of discrimination and/or harassment based on age, sex, race, religion, color, creed, disability, handicap, citizenship, national origin, ancestry, sexual preference or orientation, or any other factor prohibited by Federal, state or local law (including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and the Commonwealth of Pennsylvania's Human Relations Act); any claims for reemployment or reinstatement; any claims for retaliation and/or any whistleblower claims; and/or any other statutory or common law claims, now existing or hereinafter recognized, including, but not limited to, breach of contract, libel, slander, fraud, infliction of emotional distress, wrongful discharge, breach of covenant of good faith and fair dealing, promissory estoppel, equitable estoppel and misrepresentation. The general release granted by Employee pursuant to this Paragraph 5(a) shall be referred to herein as the "General Release."

                  (b) Holdings and DFGI hereby release Employee, his heirs and assigns (collectively, "Employee Releasees") from any and all Claims, known or unknown, arising out of any matter, occurrence or event existing or occurring prior to the execution hereof, in connection with Employee's service as a director, officer or employee of Holdings, DFGI or any of their respective subsidiaries, other than claims arising from the gross negligence, acts in bad faith or willful misconduct of Employee. The release granted by Holdings and DFGI pursuant to this paragraph 5(b) shall be referred to herein as the "Limited Release."

           6. Reservation of Certain Rights by Employee; Enforceability of Agreement; Indemnity.

                  (a) Notwithstanding the provisions of the General Release in Paragraph 5(a), Employee reserves all rights as an officer, director and employee of Holdings, DFGI and their respective subsidiaries in connection with indemnification and the advancement of fees pursuant to Section 145 of the Delaware General Corporation Law, any other applicable state statute regarding indemnification and the advancement of fees, applicable by-laws and any indemnification agreements or provisions.

                  (b) Neither the General Release in Paragraph 5(a) above nor the Limited Release in Paragraph 5(b) above applies to any claims to enforce this Agreement or the Stock Purchase Agreement or to any claims arising out of any matter, occurrence or event occurring after the execution of this Agreement. It is expressly agreed and understood that the General Release and the Limited Release apply to claims relating to or arising out of the voluntary termination of Employee's employment with Employer and other matters addressed herein.

                  (c) In the event a party breaches this Agreement by bringing a Claim released pursuant to Paragraph 5 above, the breaching party shall indemnify and hold harmless Employer Releasees or Employee Releasees, as applicable, for any losses suffered or incurred by Employer Releasees or Employee Releasees, as applicable, in connection with the bringing of such claim, including any attorneys' fees, costs or expenses which may be incurred in defending the released Claim. Notwithstanding the foregoing, the General Release set forth in Paragraph 5(a) and the Limited Release set forth in Paragraph 5(b) above shall remain in full force and effect.

           7. Termination Voluntary. Employer hereby acknowledges that Employee is voluntarily terminating his employment with Employer. Employee acknowledges and agrees that any payments by Employer under Paragraphs 2 and 3 and the agreement by Employer under Paragraph 4 above are not required by any policy, plan or prior agreement and constitute adequate consideration to support Employee's General Release in Paragraph 5 above.

           8.     Benefits.

                  (a) Employee's coverage in the Employer's group health benefit plans shall terminate as of the Termination Date in accordance with the terms of those plans. However, Employee will be eligible to continue to participate in such plans at Employee's expense pursuant to COBRA, subject to COBRA's eligibility requirements and other terms, conditions, restrictions and exclusions. Employee will receive additional information about his COBRA rights from Employer within a reasonable period of time after the date hereof. All other insurance benefits coverage will terminate effective on the Termination Date, including life and long-term disability coverage.

                  (b) Employee will not forfeit any benefits vested prior to the termination of his employment under Employer's 401(k) plan, subject to the terms, conditions and restrictions of such plan. Employee will not accrue any additional benefits under the 401(k) plan after the Termination Date.

           9.     Confidential Information.

                  (a) Employee hereby acknowledges and agrees that Employee is prohibited from using or disclosing confidential information ("Confidential Information") which Employee acquired in the course of his employment with Employer. Confidential Information shall not include any information which is generally known by or readily accessible to the public (other than by reason of a breach by Employee of his obligations hereunder or under any other confidentiality agreement between Employee and Employer). Confidential Information shall include, but not be limited to: information about the business, marketing, accounting or legal practices, plans or strategies of Employer; information about clients or customers of Employer, such as their identities or other account information; "inside information" about Employer, such as advance information on acquisitions, earnings, dividends, securities offerings, major contract awards, important discoveries or inventions, voluntary calling of debt issues and imminent litigation or governmental proceedings; information concerning the earnings, methods for doing business or research and development projects or plans of Employer, and/or the names and/or addresses of the employees, suppliers, clients or customers or potential clients or customers of Employer, and/or information regarding the human resources practices, procedures or policies of Employer, including with respect to employee compensation and benefits.

                  (b) In the event Employee receives a request or demand, orally, in writing, electronically or otherwise, for the disclosure or production of any information which Employee acquired in the course of his employment, Employee must notify immediately, in writing, via certified mail, Employer, c/o Dollar Financial Group, Inc., 1436 Lancaster Avenue, Suite 210, Berwyn, PA 19312, Attention: President. If the request or demand is in conjunction with judicial, administrative, arbitration or other adversarial proceedings, copies of all correspondence regarding the request or demand shall be included with the information sent to Employer. Any and all documents relating to the request or demand shall be included with the notification. Employee shall wait a minimum of ten (10) days after sending the letter before making a disclosure or production to give Employer time to determine whether the disclosure or production involves Confidential Information, in which event Employer may seek to prohibit and/or restrict the production and/or disclosure and/or to obtain a protective order with regard thereto. Employee may only disclose Confidential Information after waiting the ten (10) days referred to in the prior sentence if the request or demand for such information is in connection with judicial, administrative, arbitration and all other adversarial proceedings and then only to the extent that such disclosure is required by court order.

          10. Confidential Nature of Agreement. Employee hereby agrees that, at all times, the existence, terms and conditions of this Agreement will be kept secret and confidential and will not be disclosed voluntarily to any third party (other than to investors or potential investors), except to the extent required by law, to enforce the Agreement or to obtain confidential legal, tax or financial advice with respect thereto.

          11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard for the conflict of law principles thereof.

          12. No Admission. Nothing in this Agreement shall be construed as an admission or concession of liability or wrongdoing by Employer or any other Employer Releasee as defined above. This Agreement is being executed and delivered by the parties for the sole purpose of settling amicably obligations under the Employment Agreement and any and all possible disputes between the parties.

          13. Binding Effect; Partial Invalidity. If any provision of this Agreement is deemed unlawful or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

          14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, expressed or implied, between Employee and any Employer Releasee.

          15. Acknowledgment of Employee. Employee hereby agrees and represents that:

                  (a) Employee has read carefully the terms of this Agreement, including the General Release;

                  (b) Employee has had an opportunity to and has reviewed this Agreement, including the General Release, with Employee's attorney, Matthew A. Taylor, Esq., Taylor & Taylor, Philadelphia, PA 19103;

                  (c) Employee understands the meaning and effect of the terms of this Agreement, including the General Release;

                  (d) Employee received as much time as he needed to determine whether he wished to enter into this Agreement, including the General Release;

                  (e) The entry into and execution of this Agreement, including the General Release, is of Employee's own free and voluntary act without compulsion of any kind;

                  (f) No promise or inducement not expressed herein has been made to Employee; and

                  (g) Employee has adequate information to make a knowing and voluntary waiver.

          16. Third Party Beneficiaries. Nothing is this Agreement is intended to or shall create any third-party beneficiary rights in any person or entity; provided, that GE Capital shall be an express third-party beneficiary of Employee's agreements, acknowledgments, consents and waivers contained in
Section 4(a) hereof and each party to the Shareholders Agreement shall be an express third-party beneficiary of Employee's agreements, acknowledgements contained in the fourth and fifth sentences of Section 4(c) hereof.


            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

                                    DFG HOLDINGS, INC.

                                    By:
                                        -------------------------------
                                        Jeffrey Weiss
                                        President


                                    DOLLAR FINANCIAL GROUP, INC.

                                    By:
                                        -------------------------------
                                        Jeffrey Weiss
                                        President


                                    EMPLOYEE

                                        -------------------------------
                                        Donald F. Gayhardt, Jr.

                                   Schedule 1
                                   ----------

Albuquerque Investments, Inc.
Any Kind Check Cashing Centers, Inc.
Check Mart of Louisiana, Inc.
Check Mart of New Mexico, Inc.
Check Mart of Pennsylvania, Inc.
Check Mart of Texas, Inc.
Check Mart of Utah, Inc.
Check Mart of Washington, Inc.
Check Mart of Washington, D.C., Inc.
Check Mart of Wisconsin, Inc.
DFG Warehousing Co., Inc.
Dollar Financial Insurance Corp.
Dollar Insurance Administration Corp.
Financial Exchange Company of Michigan, Inc.
Financial Exchange Company of Ohio, Inc.
Financial Exchange Company of Pennsylvania, Inc.
Financial Exchange Company of Pittsburgh, Inc.
Financial Exchange Company of Virginia, Inc.
L.M.S. Development Corporation
Monetary Management Corp.
Monetary Management Corporation of Pennsylvania, Inc.
Monetary Management of California, Inc.
Monetary Management of Maryland, Inc.
Monetary Management of New York, Inc.
Pacific Ring Enterprises, Inc.
U.S. Check Exchange Limited Partnership

                                 LIMITED WAIVER


      This Limited Waiver is made effective as of June 30, 1997, by and among DFG Holdings, Inc., a Delaware corporation ("Holdings"), General Electric Capital Corporation, a New York corporation ("GE Capital"), WPG Corporate Development Associates IV, L.P., a Delaware limited partnership ("CDA IV Domestic"), WPG Corporate Development Associates IV (Overseas), L.P., a Cayman Islands exempt limited partnership ("CDA IV Overseas"; with CDA IV Domestic, the "CDA Funds"), Jeffrey Weiss ("Weiss"), Pegasus Partners, L.P., a Delaware limited liability company ("Pegasus I"), PAG Dollar Investors LLC, a Delaware limited liability company ("Pegasus II" and, together with Pegasus I, "Pegasus"), Donald F. Gayhardt, Jr. ("Gayhardt") (collectively, the "Shareholders").

      WHEREAS, Holdings, Dollar Financial Group, Inc., a New York corporation ("DFGI"), and Gayhardt are parties to a certain employment agreement dated as of August 8, 1996 (the "Employment Agreement");

      WHEREAS, the Shareholders, other holders of the shares of the Common Stock, without par value, of Holdings ("Common Stock"), and holders of warrants to purchase shares of Common Stock are parties to that certain Amended and Restated Shareholders Agreement, dated as of August 8, 1996, as amended (the "Shareholders Agreement");

      WHEREAS, Gayhardt desires to terminate his employment with Holdings and DFGI; and

      WHEREAS, in connection with such termination, the Shareholders desire to resolve certain issues with respect to the purchase of 39.58 shares of Common Stock (the "Shares") and 875 Options (as defined in the Employment Agreement) from Gayhardt by GE Capital.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties set forth herein and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Waiver. The Shareholders hereby waive any right they may have pursuant to any provision of Article II, Article III or Section 5.13 and 5.14 of the Shareholders Agreement that has not been complied with in connection with, and agree not to enforce any restriction connected in any such provision that has not been complied with in connection with the purchase by GE Capital of the Shares and the Options from Gayhardt pursuant to the terms and conditions of the Stock Purchase Agreement dated as of June 30, 1997 by and between GE Capital, Gayhardt, Agnes Gayhardt and Holdings, and the exercise of such Options by GE Capital pursuant to such Stock Purchase Agreement; provided, that the Shares and the shares of Common Stock issuable to GE Capital upon the exercise of such Options shall be subject in all respects to the terms and provisions of the Shareholders Agreement.

           2. Exercise of Repurchase Right. The purchase of the Shares by GE Capital shall be deemed to be pursuant to the exercise of a Repurchase Right by GE Capital in accordance with Section 3.2(b) of the Shareholders Agreement.

           3. Representation and Warranty by Investors. Each of GE Capital, CDA IV Domestic, CDA IV Overseas, Pegasus I and Pegasus II hereby severally represents and warrants that, as of the date hereof, none of such parties has transferred any shares of Common Stock since August 8, 1996, and that, to the best knowledge of each such party, there are no other "Investors," as such term is defined in the Shareholders Agreement, other than such parties.

           4. Controlling Law. This Limited Waiver and all questions relating to this validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in that state.

           5. Execution in Counterparts. This Limited Waiver may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

      IN WITNESS WHEREOF, the parties have executed and delivered this Limited Waiver as of the day and year first above written.


                              DFG HOLDINGS, INC.

                              By:
                                  --------------------------------
                                  Jeffrey Weiss
                                  President


                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By:
                                  --------------------------------
                                 Name:
                                 Title:

                                                      (continued next page)

                             WPG CORPORATE DEVELOPMENT ASSOCIATES  IV, L.P.

                             By:
                                 --------------------------------
                                 Name:
                                 Title:


                             WPG CORPORATE DEVELOPMENT ASSOCIATES IV
                              (OVERSEAS), L.P.

                             By:
                                 --------------------------------
                                 Name:
                                 Title:



                             ------------------------------------
                             Jeffrey Weiss


                             PEGASUS PARTNERS, L.P.

                             By:
                                 --------------------------------
                                 Name:
                                 Title:


                             PAG DOLLAR INVESTORS LLC

                             By:
                                 --------------------------------
                                 Name:
                                 Title:



                             ------------------------------------
                             Donald F. Gayhardt, Jr.

                            STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement (the "Agreement") is made as of June 30, 1997 by and among General Electric Capital Corporation, a New York corporation ("Buyer"), Donald F. Gayhardt, Jr. ("Seller"), Seller's spouse, Agnes Gayhardt, and DFG Holdings, Inc., a Delaware corporation ("Holdings").

                                   WITNESSETH:

      WHEREAS, Seller is presently the record and beneficial owner of thirty-nine and fifty-eight hundredths (39.58) shares (the "Shares") of common stock, without par value ("Common Stock"), of Holdings and Seller also holds options to purchase eight hundred seventy-five (875) shares of Common Stock (the "Options");

      WHEREAS, Seller desires to sell to Buyer the Shares and the Options subject to the terms and conditions set forth herein, and Buyer desires to buy from Seller the Shares and the Options subject to the terms and conditions set forth herein;

      WHEREAS, the transfer of the Shares by Seller is subject to certain restrictions pursuant to the terms of an Amended and Restated Shareholders Agreement dated as of August 8, 1996 among Holdings, Dollar Financial Group, Inc. ("DFGI"), Seller, Buyer and all other shareholders of record of Holdings, and other parties signatory thereto, as amended (the "Shareholders Agreement"); and

      WHEREAS, the transfer of the Options by Seller is subject to certain restrictions pursuant to the terms of the employment agreement among DFGI, Holdings and Seller, dated as of August 8, 1996 (the "Employment Agreement"), which restrictions are being waived by DFGI and Holdings pursuant to a Termination Agreement dated as of June 30, 1997 by and among Seller, Holdings and DFGI.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Purchase and Sale of the Shares and the Options; Exercise of Options.

            A. Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers and sets over unto Buyer the Shares and the Options free and clear of all liens, security interests, pledges, restrictions on transfer, shareholders' agreements or any other encumbrances, other than the Shareholders Agreement, and Buyer hereby purchases from Seller the Shares and the Options. The effective date of such purchases and sales shall be June 30,

1997. Seller shall sell and Buyer shall purchase the Shares for the aggregate Share Purchase Price, as defined in Section 2 hereof, and Seller shall sell and Buyer shall purchase the Options for the aggregate Option Purchase Price, as defined in Section 2 hereof. The Share Purchase Price and the Option Purchase Price shall be paid in accordance with the terms hereof.

            B. Buyer hereby exercises the Options. In connection with such exercise of the Options, Holdings hereby issues and sells to Buyer free and clear of all liens, security interest, pledges or transfers, shareholders' agreements or any other encumbrances, other than the Shareholders Agreement, and Buyer hereby purchases from Holdings, a total of 875 shares of Common Stock (the "Option Shares") for a purchase price of $875,000 in the aggregate (the "Option Shares Purchase Price"). The Option Shares Purchase Price shall be paid in accordance with the terms hereof.

     2.     Purchase Price for the Shares and the Options.

            A. Seller and Buyer agree that the purchase price for the Shares shall be One Thousand Six Hundred Dollars ($1,600.00) per Share for an aggregate purchase price of Sixty- Three Thousand Three Hundred Twenty-Eight Dollars ($63,328.00) (the "Share Purchase Price").

            B. Seller and Buyer agree that the purchase price for the Options shall be Six Hundred Dollars ($600.00) per Option for an aggregate purchase price of Five Hundred Twenty- Five Thousand Dollars ($525,000.00) (the "Option Purchase Price").

     3. Payment of the Share Purchase Price, the Option Purchase Price and the Option Shares Purchase Price.

            A. On June 30, 1997, or such other date as agreed by Buyer and Seller, the aggregate amount of the Share Purchase Price and the Option Purchase Price, an amount equal to Five Hundred Eighty-Eight Thousand Three Hundred Twenty-Eight Dollars ($588,328.00), shall be paid by Buyer as follows: Five Hundred Sixty-Six Thousand Fifteen Dollars and Fifty Cents ($566,015.50) shall be paid directly to Seller in cash by delivery of a certified or bank cashier's check, payable to the order of Seller or, at Seller's option, by wire transfer of immediately available funds into an account designated by Seller and Twenty-Two Thousand Three Hundred Twelve Dollars and Fifty Cents ($22,312.50) shall be paid to Holdings in cash by delivery of a certified or bank cashier's check, payable to the order of Holdings or, at the option of Holdings, by wire transfer of immediately available funds into an account designated by Holdings for use by Holdings to satisfy its withholding obligation under the Internal Revenue Code of 1986, as amended, in connection with the sale of the Options pursuant to the terms of this Agreement.

            B. Seller and Buyer hereby acknowledge and agree that the Share Purchase Price and the Option Purchase Price constitute full and fair consideration for the Shares and the Options, and upon delivery of the consideration for the Shares and the Options as provided in this Section, Buyer shall have delivered, and Seller shall have received, full and fair consideration for the Shares and the Options.

            C. On June 30, 1997, or such other date as agreed by Buyer and Holdings, the aggregate amount of the Option Shares Purchase Price, an amount equal to Eight Hundred Seventy-Five Thousand Dollars ($875,000) shall be paid by Buyer to Holdings in cash by delivery of a certified or bank cashier's check payable to the order of Holdings, or at the option of Holdings, by wire transfer of immediately available funds to an account designated by Holdings.

     4. Dividends and Arrearages. Seller hereby acknowledges and agrees that Holdings is not indebted to Seller on account of any dividends or other distributions, on or with respect to the Shares, which have been declared by Holdings' Board of Directors and which remain unpaid on the date hereof.

     5. Representations and Warranties of Seller. As to the purchase and sale of the Shares and the Options hereunder, Seller hereby represents and warrants to Buyer that:

            A. Seller is the record and beneficial owner of the Shares and the Options (which term, for purposes of this Section 5, shall include any shares of Common Stock issuable upon the exercise of Options). The Shares and the Options are being sold, assigned, transferred and set over to Buyer free and clear of all liens, encumbrances, pledges, restrictions on transfer, claims for equitable distribution and any other rights of others, of any nature whatsoever (other than those in connection with the restrictions set forth in the Shareholders Agreement), and there is no outstanding agreement to sell the Shares or the Options to any person or entity or any right or option on the part of any other person or entity to purchase or require the sale of the Shares or the Options or any portion thereof, except as contemplated hereby and in the Shareholders Agreement and the Employment Agreement.

            B. Seller has not at any time made or agreed to vote in respect of, or make any transfer of the Shares or the Options or any portion of the Shares or the Options other than in compliance with the terms of the Shareholders Agreement and the Employment Agreement or as contemplated hereby.

            C. This Agreement and each of Seller's Ancillary Documents, which term shall mean, for the purposes of this Agreement, each document, instrument and agreement executed by Seller in connection with this Agreement and all transactions contemplated herein or therein by Seller, are the legal, valid and binding obligation of Seller, each enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally. The enforceability of Seller's obligations hereunder and thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     6. Representations, Warranties and Acknowledgments of Buyer. As to each purchase and sale of the Shares and the Options hereunder, Buyer hereby represents and warrants to Seller as follows:

            A. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation.

            B. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to repurchase the Shares and the Options. The execution, delivery and performance of this Agreement and each of Buyer's Ancillary Documents, which term shall mean, for the purposes of this Agreement, each document, instrument and agreement executed by Buyer in connection with this Agreement and all transactions contemplated herein or therein by Buyer, will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default under, give rise to a right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party that has not been obtained or governmental authority pursuant to (a) the Certificate of Incorporation or By-laws of Buyer, in each case as last amended, or (b) any franchise, mortgage, indenture or deed of trust or any license, lease or other agreement (other than in connection with the restrictions set forth in the Shareholders Agreement and the Employment Agreement), or any law, rule, regulation, order, judgment or decree to which Buyer is a party or by which Buyer (or any of Buyer's assets, properties, operations or businesses) may be bound, subject to or affected.

            C. This Agreement and each of Buyer's Ancillary Documents are the legal, valid and binding obligation of Buyer, each enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally. The enforceability of Buyer's obligations hereunder and thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            D. Buyer hereby acknowledges and agrees that the Option Shares shall be subject to the terms and provisions of the Shareholders Agreement. Buyer hereby represents and warrants to Holdings that it is acquiring the Option Shares for its own account, for investment purposes only and not with a view to the resale or distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof and that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Buyer acknowledges that the Option Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registrations is available, and that the certificate evidencing the Option Shares shall be legended to such effect and as provided in the Shareholders Agreement.

     7. Representations and Warranties of Holdings. Holdings hereby represents and warrants to Buyer as follows:

            A. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

            B. Holdings has the requisite corporate power and authority to execute and deliver this Agreement and Holdings' Ancillary Documents, which herein shall mean, for purposes of this Agreement, each document, instrument and agreement executed by Holdings in connection with this Agreement or contemplated by or referred to in this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and Holdings' Ancillary Documents, and the performance by Holdings of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of Holdings. The execution and delivery by Holdings of this Agreement and Holdings' Ancillary Documents, and the performance by Holdings of its obligations hereunder and thereunder, will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default under, give rise to a right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to, (a) the Certificates of Incorporation or By-laws of Holdings or any of its subsidiaries, in each case as last amended, or (b) any franchise, mortgage, indenture or deed of trust or any license, lease or other agreement, or any law, rule, regulation, order, judgment or decree to which Holdings or any of its subsidiaries is a party or by which Holdings or its subsidiaries (or any of their respective assets, properties or business) may be bound, subject or as affected. The Option Shares, when issued pursuant hereto, will be validly issued and outstanding, fully paid and non-assessable.

            C. This Agreement and each of Holdings' Ancillary Documents constitute the legal valid and binding obligation of Holdings, each enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement or creditor's rights generally. The enforceability of Holdings' obligations hereunder and thereunder is subject to general principles or equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     8. Survival. The representations and warranties set forth in this Agreement shall survive the transfer of the Shares and the Options by Seller to Buyer hereunder until a date that is seven (7) years from the date hereof.

     9.     Delivery; Endorsement of Certificate.

            A. In consideration of the Share Purchase Price, Seller hereby sells, assigns and transfers to Buyer the Shares, and in consideration of the Option Purchase Price, Seller hereby sells, assigns and transfers to Buyer the Options. The Shares are represented by a stock certificate issued by Holdings to Seller (the "Certificate"). The Options are represented by the Employment Agreement. Seller has contemporaneously with the execution hereof delivered the Certificate to Holdings, on behalf of itself and Buyer, with instruction to transfer the Shares and the Options to Buyer.

            B. Seller hereby appoints the President of Holdings as his agent and attorney-in-fact, with full power of substitution, to effect the transfer of the Shares and the Options on the books and records of Holdings in accordance with the terms set forth herein, effective June 30, 1997.

            C. Seller, Buyer and Holdings acknowledge and agree that notwithstanding Seller's failure to deliver to Buyer the Certificate and such assignment on June 30, 1997, the Shares and the Options shall be deemed to have been delivered and effectively transferred to Buyer, effective June 30, 1997.

            D. On the date hereof, Holdings is delivering to Buyer certificates representing the Option Shares, registered in the name of Buyer.

    10. Covenant of Agnes Gayhardt. Agnes Gayhardt agrees that any ownership interest that she has or may have in the Shares and the Options are being transferred by Seller to Buyer pursuant to the terms hereof, shall be subject to the terms and conditions of this Agreement and that she hereby knowingly and intentionally grants any consent, waiver or release that may be necessary to allow the transfer of the Shares and the Options in accordance with the terms of this Agreement.

    11. Notices. All notices, requests, waivers and other communications made to a party hereto pursuant to the terms of this Agreement or contemplated by the terms of this Agreement shall be deemed to have been given when given in writing and hand-delivered, sent by prepaid air freight, overnight delivery, sent by facsimile transmission with confirmation of transmission or by telegram or shall be deemed to have been given two (2) days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the party that is set forth below or to such other address that the party may designate by notice to the other parties which is given in accordance with the terms of this Section:

            To Seller or      Donald F. Gayhardt, Jr.
            Agnes Gayhardt    350 Ardmore Avenue
                              Ardmore, Pennsylvania 19003

            To Buyer:         General Electric Capital Corporation
                              c/o GE Capital Equity Capital Group
                              120 Long Ridge Road
                              Stamford, Connecticut 06927
                              Attention: Paul A. Gelburd, Vice President

            To Holdings:      DFG Holdings, Inc.
                              c/o Dollar Financial Group, Inc.
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA  19312
                              Attention:  President

    12. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in that State.

    13.     Entire Agreement; Amendment.

            A. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no other agreements or arrangements, oral or written, express or implied, with respect to the subject matter hereof.

            B. This Agreement may not be modified, amended or terminated except by a written agreement which specifically refers to this Agreement and is signed by all of the parties.

    14.     Binding Effect; Partial Invalidity.

            A. This Agreement shall be binding upon and inure to the benefit of Buyer and Holdings and Buyer's and Holdings' successors and assigns and Seller, and his heirs, personal representatives, administrators and assigns. This Agreement may not be assigned by any party without the prior written consent of each other party.

            B. In the event that any provision of this Agreement is, or would be, held invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction for any reason, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    15. Further Assurances. Each party hereto agrees to execute and deliver all such other instruments and take all such other action as another party hereto may reasonably request from time to time hereafter and without payment of further consideration in order to effectuate or evidence the transactions contemplated hereby.

    16. Interpretation. This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor or against any party.

    17. Preamble. The preamble to this Agreement shall form an integral part of this Agreement as if recited herein at length.

    18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

    19. Consent and Acknowledgment of Holdings; Waiver by Seller. Holdings hereby consents to, and hereby waives any restrictions contained in the Employment Agreement relating to, the transfer of the Options by Seller to Buyer and acknowledges that each of the Options is fully vested and exercisable as of June 30, 1997. Holdings hereby further agrees and acknowledges that, notwithstanding anything contained in Section 6.D. of the Employment Agreement, the number of shares of Common Stock subject to the Options has not been and shall not be reduced by reason of such Section 6.D. Seller hereby waives any rights he may have pursuant to Section 3.5(d) of the Shareholders Agreement in connection with the sale of the Shares and the Options pursuant hereto.

    20. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to or shall create any third-party beneficiary rights in any person or entity; provided that each party to the Shareholders Agreement shall be an express third-party beneficiary of Buyer's representations, warranties and acknowledgments set forth in the first sentence of Section 6.D.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By:
                                     -------------------------------
                                     Paul A. Gelburd
                                     Vice President


                                     -------------------------------
                                     Donald F. Gayhardt, Jr.


                                     -------------------------------
                                     Agnes Gayhardt


                                 DFG HOLDINGS, INC.

                                 By:
                                     -------------------------------
                                     Jeffrey Weiss
                                     President